UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2009

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On April 30, 2009, The Board of Directors of Cytori Therapeutics, Inc. have elected to a 20% reduction in their cash compensation for service to the Company during the second through fourth quarters of 2009.  To offset this reduction the non-employee Directors of the Board (“Directors”) were granted Restricted Stock Awards (“RSAs”) for an aggregate of 19,399 shares of the Company’s common stock (“Shares”) under the Company’s 2004 Equity Incentive Plan.  Each Director’s RSA vests in full on December 31, 2009 (“Vesting Date”), unless he voluntarily resigns prior to the Vesting Date, or if he is nominated, but declines to stand for re-election at the Company’s 2009 Annual Meeting. Vesting of a Director’s RSA will be accelerated upon his death or failure to be re-elected at the Company’s 2009 Annual Meeting.

The number of Shares underlying each RSA was determined by dividing the estimated  20% reduction by $1.79, which was the closing price of the Company’s common stock on the Nasdaq Global Market on April 30, 2009.  Following is a summary of the RSAs granted:

Director	Shares
Ronald Henriksen, Chairman	5,363
Richard J. Hawkins	3,142
Paul W. Hawran	4,316
E. Carmack Holmes	2,472
David M. Rickey	4,106
19,399

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: May 6, 2009	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

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